Consent of Independent Accountants


We consent to the incorporation by reference in the Registration Statement on Form S-4 of Waters Instruments, Inc. of our report dated August 11, 1999 on the financial statements of Waters Instruments, Inc., which report appears in the Annual Report on Form 10-KSB for the year ended June 30, 1999 and the reference to our firm under the headings Merger, Independent Accountants, and Experts.


                                                   /s/ McGladrey & Pullen, LLP


Rochester, Minnesota
January 21, 2000